UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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Ellington Credit Company

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Ellington Credit Reports Third Quarter 2024 Results
On November 12, 2024, Ellington Credit Company (the "Company") issued a press release and filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC") to report the Company's financial results for the quarter ended September 30, 2024 (the "Earnings Release").
In the Earnings Release, the Company made statements related to its previously announced strategic transformation, including, subject to shareholder approval of certain matters, its planned conversion to a closed-end fund (a "CEF") registered under the Investment Company Act of 1940, as amended that would be treated as a regulated investment company (a "RIC") under the Internal Revenue Code of 1986, as amended and the completion of the Company's planned transition from an MBS-focused company to a CLO-focused company (collectively with the CEF and RIC conversions, the "Conversion"). Information related to the strategic transformation and the Conversion is referred to herein as the "Solicitation Information."
The following is the excerpt from the Earnings Release that contained Solicitation Information:
"Strategic Transformation Update
On March 29, 2024, our Board of Trustees approved a strategic transformation of our investment strategy to focus on corporate CLOs, with an emphasis on mezzanine debt and equity tranches. In connection with this transformation, we revoked our election to be taxed as a REIT effective January 1, 2024, rebranded as Ellington Credit Company, and updated our web address to www.ellingtoncredit.com. We continue to be listed on the New York Stock Exchange under our ticker symbol EARN.
In connection with our annual meeting later this year, on August 16, 2024 we filed a definitive proxy statement (as amended, supplemented or otherwise modified from to time, the “Proxy Statement”) that includes proposals on certain matters related to the strategic transformation (the “Conversion Proposals”). On October 1 and October 23, 2024, we filed amendments to the Proxy Statement with supplemental information about the Conversion Proposals. The leading independent proxy advisory firms, ISS and Glass Lewis, along with our Board of Trustees, recommend that EARN’s shareholders vote “FOR” the Conversion Proposals. Subject to such shareholder approval, we intend to convert to a closed-end fund registered under the Investment Company Act of 1940, as amended (the "1940 Act") that would be treated as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended, and complete our transition from an MBS-focused company to a CLO-focused company.
In the meantime, we are operating as a taxable C-Corp and taking advantage of our significant existing net operating loss carryforwards to offset the majority of any U.S. federal taxable income we may generate pending our conversion to a closed-end fund/RIC. During this interim phase, we continue to hold a core portfolio of liquid Agency MBS pools to maintain our exemption from the 1940 Act. Once we convert to a closed-end fund/RIC, we would generally not be subject to corporate tax.
During the third quarter, we increased the size of the CLO portfolio to $144.5 million, from $85.1 million as of the prior quarter end."
ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Proxy Statement was mailed to all shareholders of record as of the close of business on the Record Date that were entitled to receive notice of and vote at the Annual Meeting. In addition, the Proxy Statement is available free of charge at the SEC’s website located at www.sec.gov.
BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS SUCH DOCUMENTS AND FILINGS CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING.
About Ellington Credit Company
Ellington Credit Company, formerly known as Ellington Residential Mortgage REIT, was initially formed as a real estate investment trust ("REIT") that invested primarily in residential mortgage-backed securities ("MBS"). On March 29, 2024, the Company’s Board of Trustees approved a strategic transformation of its investment strategy to focus on corporate collateralized loan obligations (“CLOs”), with an emphasis on mezzanine debt and equity tranches (the "Strategic Transformation"). In connection with this transformation, the Company revoked its election to be taxed as a REIT effective January 1, 2024, and rebranded to Ellington Credit Company. The Company intends, subject to shareholder approval of the proposals that would allow the Company to complete the Conversion (such proposals, the "Conversion Proposals"), and complete its transition from an MBS-focused company to a CLO-focused company later in 2024.

Ellington Credit Company is externally managed and advised by Ellington Credit Company Management LLC, an affiliate of Ellington Management Group, L.L.C. (collectively, “Ellington”).
Important Additional Information and Where to Find It
In connection with the Conversion Proposals and the Annual Meeting, the Company has filed with the SEC a definitive proxy statement on Schedule 14A, as amended by Amendment No. 1 thereto filed with the SEC on October 1, 2024 and Amendment No. 2 thereto filed with the SEC on October 23, 2024 (as further amended, supplemented or otherwise modified from to time, collectively, the "Proxy Statement"). The Proxy Statement contains important information about the Company, the Conversion Proposals and related matters. This release is for information purposes only and is not an offer to sell any securities and is not soliciting an offer to buy any securities. The information contained in this release does not constitute or form part of any offer for sale or subscription of or solicitation or invitation of any offer to buy or subscribe for any securities, nor shall it or any part of it form the basis of or be relied on in connection with any contract or commitment whatsoever.
This release relates to the Proxy Statement that the Company has filed with the SEC and mailed to shareholders. The information relates to the proposals for which the Company seeks shareholder approval in the Proxy Statement, including the Conversion Proposals (the “Proposals”). The Proxy Statement contains important information about the Company, Ellington, the Proposals and related matters. Shareholders are urged to read carefully and in their entirety all relevant documents filed with the SEC, including the Proxy Statement, as well as any amendments or supplements thereto, because they contain important information about the Company, Ellington, the Proposals and related matters. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT ARE FILED OR MAY BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, AND THE PROPOSALS. Shareholders will be able to obtain the documents filed with the SEC free of charge from the SEC’s website (www.sec.gov). Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.ellingtoncredit.com.
Participants in the Solicitation Relating to the Conversion Proposals
The Company and certain of its respective directors and executive officers and certain other affiliates of the Company may be deemed to be participants in the solicitation of proxies from the common shareholders of the Company in respect of the Conversion Proposals. Information regarding the Company and its trustees and executive officers and their ownership of common stock of the Company can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024 and amended on April 12, 2024, and the Proxy Statement. These documents are available free of charge on the SEC’s website and from the Company, using the sources indicated above.
Cautionary Statement Regarding Forward-Looking Statements
This communication may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of the Company's investments, market volatility, changes in the default rates on corporate loans, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, our ability to pivot our investment strategy to focus on collateralized loan obligations ("CLOs"), a deterioration in the CLO market, our ability to utilize our net operating loss carryforwards, our ability to convert to a closed end fund/RIC, including our ability to obtain shareholder approval of our conversion to a closed end fund/RIC, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to numerous risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K, which can be accessed through the link to the Company's SEC filings under "For Investors" on the Company's website (at www.ellingtoncredit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company files with the SEC, including reports on

Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.